UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2017

Otonomy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4796 Executive Drive

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(619) 323-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05	Costs Associated With Exit or Disposal Activities.

On November 27, 2017, Otonomy, Inc. issued a press release announcing plans to focus its resources on its development programs and discontinue commercial support for its OTIPRIO product. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Otonomy’s management, with the authorization of its Board of Directors, committed to discontinue commercial support for OTIPRIO on November 20, 2017. The facts and circumstances leading to this action, the timing of this action and related matters are discussed in the attached press release.

Otonomy expects to incur approximately $4.0 million of costs associated with the discontinuation of commercial support for OTIPRIO. These consist of approximately $3.0 million in personnel-related termination costs and $1.0 million in program contract termination costs. Otonomy expects that most of these costs and related cash expenditures will be incurred in the fourth quarter of 2017 and the first quarter of 2018.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to the planned discontinuation of commercial support for OTIPRIO and the estimated costs of doing so. Estimates are inherently uncertain. Actual results may differ materially from these estimates as a result of, among other things, unexpected delays in implementing these actions, unexpected personnel-related termination costs, and unanticipated difficulties in terminating certain contracts and arrangements associated with OTIPRIO. Information regarding additional risks may be found in the section titled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: November 27, 2017	By:	/s/ Eric Loumeau
Eric Loumeau General Counsel and Chief Compliance Officer